STORE LEASE

                                     BETWEEN

                           ANT REALTY CORP., Landlord


                                       and


                   WESTERN BEEF, ROCKAWAY BLVD., INC., Tenant


                                            THE VINCENT A. DeIORIO LAW FIRM
                                            2975 Westchester Avenue
                                            Purchase, NY 10577

                                            (914) 696-5555

                                   STORE LEASE


      The Landlord and the Tenant agree to lease the Rental Space for the Term and at the Rent stated as follows: (The words Landlord and Tenant include all landlords and all tenants under this lease.)

Landlord:   ANT Realty Corp.

Address:    47-05 Metropolitan Avenue
            Flushing, New York 11385

Tenant:     WESTERN BEEF, ROCKAWAY BLVD., Inc.

Address:    145-35 Rockaway Blvd.
            Queens, New York

Rental Space: Approximately 4,500 square feet of ground floor space constituting the entire underroof area,

in the Building at: 145-35 Rockaway Blvd., Queens, New York, together with all abutting parking areas, the property being more particularly described on the Queens County Assessor's Records as Block 12049 Lot 114, the total lot consisting of approximately 25,000 square feet.

Date of Lease: January 30, 1997

Term: 20 years, ending January 31, 2017 with option to extend for five (5) years. See Exhibit "B" attached.

Rent: The Rent is payable in advance at the Offices of Landlord beginning February 1, 1997 and thereafter on the first day of each and every month in accordance with the "Schedule of Rents" annexed hereto and made a part hereof.

Security: none

Insurance: A. Liability - Minimum $5,000,000-$20,000,000 (See para. 6A)
           B. Property/Rental (See para. 6B)

Use of Rental Space - as and for the operation of a Supermarket and no other purpose.


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

1. Possession and Use

      Landlord shall give possession of the Rental Space to Tenant for the Term. Tenant shall take possession of and use the Rental Space for the purpose stated above. Tenant may not use the Rental Space for any other purpose without the written consent of the Landlord.

      Tenant shall not allow the Rental Space to be used for any unlawful or hazardous purpose. Tenant is satisfied that the Rental Space is zoned for the Use stated. Tenant shall obtain and maintain any necessary certificate of occupancy or other certificate permitting Tenant to use the Rental Space.

      Tenant shall not use the Rental Space in any manner that results in (1) an increase in the rate of fire or liability insurance or (2) cancellation of any fire or liability insurance policy on the Rental Space. Tenant shall comply with all requirements of the insurance companies insuring the Rental Space. Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant for more than sixty (60) continuous days.

2. Delay in Giving of Possession

      [This section has been intentionally deleted.]

3. No Assignment or Subletting

      Tenant may not do any of the following without the Landlord's prior written consent: (a) assign this Lease (if Tenant is a corporation, the sale of a majority of its shares shall be treated as an assignment), (b) sublet all or any part of the Rental Space or (c) permit any other person or business to use the Rental Space.

      The foregoing notwithstanding, Tenant shall have the right to grant license or concession agreements, utilizing a portion of the premises, without need for obtaining Landlord's consent, provided that the aggregate total usage or utilization by Licensees and/or Concessionaires does not exceed 1000 square:

4. Rent and Additional Rent

      [This section has been intentionally deleted]

5. Security

      [This section has been intentionally deleted]


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

6. Insurance

A. Liability

      Tenant shall obtain, pay for, and keep in effect for the benefit of Landlord and Tenant, public liability insurance on the Rental Space. The insurance company and the broker must be acceptable to Landlord. This coverage must be in at least the minimum amounts stated above and shall include Landlord as a direct insured party.

      Tenant shall deliver the original policy to the Landlord with proof of payment of the initial premium. This shall be done not less than 15 days before the Beginning of the Term. Tenant shall deliver a renewal policy to the Landlord with proof of payment not less than 20 days before the expiration date of each policy.

B. Property/Casualty/Rental

      Tenant shall throughout the term of this lease, for the benefit of both Landlord and Tenant as named insureds, maintain insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies on the Building and all structures, appurtenances, sprinklers, boilers and on Tenant's personal property, furniture, furnishings, and fixtures located in the demised premises, for their respective full insurable value with Broad Extended Occupancy Endorsement in amounts at all times sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of any such policies.

      Tenant shall also obtain and keep in force rental insurance against loss of rental under a rental value insurance policy covering risk of loss due to the occurrence of any of the hazards insured against under Tenant's Fire and Extended Insurance on the building, in an amount sufficient to prevent Landlord from becoming a co-insurer but in any event, in an amount sufficient to pay, for not less than one year, the rent payable under this Lease. All proceeds received by Landlord under rent insurance policies will be credited as received against the rent due.

      Each such policy shall provide that not less than ten days before expiration, evidence of its renewal, or a new certificate, together with evidence of payment of premiums for the renewal period or insurance policy, as the case may be, shall be delivered to Landlord. In the event of any fire or other casualty insured against by Tenant's policy, Landlord may assign to Tenant all of Landlord's right, title, and interest in and to the insurance proceeds. Tenant shall accept such proceeds as full payment for any loss or damage to its property, and shall not make any claim against Landlord for any other sum therefor, even if the loss or damage is due to the carelessness or negligence of Landlord or its servants, agents, or employees. If any insured casualty occurs, Tenant shall have full authority, and shall take all necessary measures, to file, negotiate, compromise, or adjust any loss under its policy, subject to Landlord's approval which may not unreasonably be withheld.

      C. On Tenant's default in obtaining or delivering any such policy or policies or failure to pay the charges therefor, Landlord may secure or pay the charges for any such policy or policies and charge Tenant as additional rent therefor after giving Tenant Notice of Default and an opportunity to cure same within ten (10) days from Notice of such default. However, no such Notice of Default or cure period shall apply if such insurance coverage has lapsed or is in jeopardy of lapsing.

      D. All policies shall state that the insurance company shall not cancel or refuse to renew without at least 30 days written notice to the Landlord.

      E. If during the term of the Lease, higher limits of insurance than those mentioned above are appropriate, customary, and generally required for like premises utilized for similar uses, Tenant shall, upon Landlord's request, procure such increased limits insurance.

      Insurance required hereunder shall be in companies rated AAA or better in "Best's Insurance Guide," which shall be qualified to do business in the State of New York.

      Neither party shall be liable to the other for any business interruption or any loss or damage to property or injury or death of persons occurring in the Building (including all the Rental Space), or in any manner growing out of or connected with Tenant's use and occupation thereof, the Building or the condition thereof, whether caused by the negligence or other fault of Landlord or Tenant, or of their respective agents, employees, subtenants, licensees, or assignees. The release in favor of Landlord contained herein, is in addition to, and not in substitution for, or in diminution of the hold harmless and indemnification provisions provided in Paragraph "8" of this Lease.

7. Water Damage

      Landlord shall not be liable for any damage or injury to any persons or property caused by the leak or flow of water from or into any part of the Building, unless caused by its own act or omission.

8. Liability of Landlord, Tenant and Indemnity.

      A. Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant or Persons Within Tenant's Control by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster' steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes appliances, sprinklers or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the active negligence of Landlord, its agents, or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the


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

Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building.

      B. If at any time any windows of the Demises Premises are temporarily or permanently closed, darkened or bricked up for any reason whatsoever including Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder or constitute an eviction.

      C. Tenant agrees, irrespective of whether Tenant shall be negligent, to indemnify, defend and save harmless, Landlord and its partners, officers, directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including counsel fees and disbursements incurred in any action or proceeding), to which Landlord or any such partner, officer, director, contractor, agent or employee may be subject or which Landlord may suffer arising from, or in connection with, (i) any liability or claim for any injury to, or death of, any person or persons or damage to property (including any loss of use thereof), or (ii) the use and occupancy of the Demised Premises or from any work, installation or thing whatsoever done or omitted (other than by Landlord or its contractors or the agents or employees of either) in the Demised Premises during the Term and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (iii) any default by Tenant in the performance of Tenant's obligations under this Lease or any act, omission, carelessness, or negligence of Tenant or Persons Within Tenant's Control.

      D. Tenant shall reimburse and compensate Landlord as additional rent within five (5) days after rendition of a statement for all expenditures, costs, fees, expenses, judgments, penalties, damages, and fines sustained or incurred by Landlord (including counsel fees and disbursements incurred in connection with any action or proceeding) due to the operation of this Article, or non-performance or non-compliance with or breach or failure by Tenant to observe any term, covenant, agreement, provision or condition of this Lease, or breach of any warranty or representation by Tenant made in this Lease. If in any action or proceeding naming both Landlord and Tenant, liability arising out of the negligence of Tenant is established, Tenant agrees (i) to indemnify Landlord in accordance with the provisions of this Article and (ii) to waive any right of contribution against Landlord. Reference in this Article to Landlord shall for all purposes be deemed to include the lessor of any Underlying Lease and each Mortgagee.

      E. Tenant agrees that its sole remedy in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

      Landlord shall not be liable for injury or damage to any person or property unless due to the Landlord's act. Tenant is liable for any loss, injury or damage to any person or property caused by the act or neglect of Tenant or Tenant's employees. Tenant shall defend the Landlord


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

from and reimburse the Landlord for all liability and costs resulting from any injury or damage due to the act or neglect of Tenant or the Tenant's employees.

9. Acceptance of Rental Space

      Tenant has inspected the Rental Space and agrees that the Rental Space is in satisfactory condition. Tenant accepts the Rental Space "as is".

10. Quiet Enjoyment

      Landlord has the right to enter into this Lease. If Tenant complies with this Lease, the Landlord must provide Tenant with undisturbed possession of the Rental Space.

11. Taxes, Utilities, Security and Services

      Tenant shall arrange for and pay for all real estate taxes, assessments and all Federal, State, or Local or Municipal levies of any kind or nature; all heat, lighting, water and other utilities; and all costs of security or other services required for the intended use of the Rental Space.

      Tenant shall maintain and clean the demised premises at its own cost and expense.

      Landlord is not liable for any inconvenience or harm caused by any stoppage or reduction of utilities and services nor shall such stoppage or reduction excuse Tenant from paying Rent.

12. Tenant's Repairs, Maintenance, and Compliance

Tenant Shall:

      (a) Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters, or similar groups.

      (b) Maintain the Rental Space and all equipment, fixtures and sprinklers in it.

      (c) Make all necessary repairs to the Rental Space and all equipment, sprinklers and fixtures in it.

      (d) Maintain the Rental Space in a neat, clean, safe, and sanitary condition, free of all garbage.

      (e) Use all electric, plumbing and other facilities in the Rental Space safely in accordance with applicable Law, Codes, Rules, Regulations and/or Fire Underwriter requirements.


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

      (f) Use no more electricity than the wiring or feeders to the Rental Space can safely carry.

      (g) Promptly replace all broken glass in the Rental Space.

      (h) Do nothing to destroy, deface, damage, or remove any part of the Rental Space.

      (i) Keep nothing in the Rental Space which is inflammable, dangerous or explosive or might increase the danger of fire or other casualty.

      (j) Use its best efforts to promptly notify Landlord when there are conditions which need repair.

      (k) Do nothing to destroy the peace and quiet of Landlord, other tenants, or persons in the neighborhood.

      (l) Avoid littering in the building or on its grounds

Tenant shall pay any and all expenses involved in complying with the above.

13. Landlord's Repairs and Maintenance

      Landlord shall have no responsibility to:

      (a) Maintain the public areas, roof and exterior walls in good condition.

      (b) Make any structural repairs unless these repairs are made necessary by the act of Landlord.

      (c) Make necessary replacements of the plumbing, cooling, heating and electrical system, except when made necessary by the act of Landlord.

      (d) Maintain the elevators in the Building, if any.

14. No Alterations

      Tenant may not make any changes or additions to the Rental Space without Landlord's written consent which consent shall not be unreasonably withheld. Any changes or additions made without Landlord's written consent shall be removed by Tenant on demand.

      All construction, improvements, changes or additions made with Landlord's written consent shall be paid for by Tenant and shall remain as part of the Rental Space at the end of the Term as the property of the Landlord all to be in good order and repair, reasonable wear and tear excepted. Also, Landlord may demand that Tenant remove any changes or additions at the end of the Term. Tenant shall promptly pay for all costs of any permitted changes or additions. Tenant


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

shall not allow any mechanic's lien or other claim to be filed against the Building. If any lien or claim is filed against the Building, Tenant shall have it promptly removed by payment or provision of an appropriate Lien Discharge Bond and Order of a Court of competent jurisdiction.

15. Signs

      [This section has been intentionally deleted.]

16. Access to Rental Space

      Landlord shall have access to the Rental Space on reasonable notice to Tenant to (a) inspect the Rental Space and (b) show it to prospective buyers, mortgage lenders, contractors or insurers.

      Landlord may show the Rental Space to rental applicants at reasonable hours on notice to Tenant within 6 months before the end of the Term.

      Landlord may enter the Rental Space at any time without notice to Tenant in case of emergency.

17. Fire and Other Casualty

      Tenant shall notify the Landlord at once of any fire or casualty in the Rental Space.

       If the Rental Space is partially damaged by fire or other casualty, Tenant shall repair it as soon as possible. This includes the damage to the Rental Space and all fixtures installed by either Tenant or Landlord.

      If the fire or other casualty is caused by the act or neglect of Tenant or Tenant's employees, Tenant shall pay for all repairs and all other damage.

18. Eminent Domain

      Eminent Domain is the right of a government to lawfully condemn and take private property for public use. Fair value must be paid for the property. The taking occurs either by court order or by deed to the condemning party. If any part of the Rental Space is taken by eminent domain, either party may cancel this lease on 30 days notice to the other. Tenant shall


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

eminent domain, either party may cancel this lease on 30 days notice to the other. Tenant shall not share in any payment or award to Landlord. Tenant shall have the right to file its own claim against the condemning authority, so long as Landlord's rights to its claim and any Award are not prejudiced.

19. Tenant's Certificate

      At the request of the Landlord, Tenant shall sign a certificate stating that (a) this Lease has not been amended and is in effect, (b) Landlord has fully performed all of the Landlord's agreements in this Lease, (c) Tenant has no rights to the Rental Space except as stated in this Lease, (d) Tenant has paid all Rent to date, and (e) Tenant has not paid Rent for more than one month in advance. The Certificate shall also list all the property attached to the Rental Space owned by the Tenant.

20. Violation, Eviction, Re-entry and Damages

      Landlord reserves a right of re-entry which allows the Landlord to end this Lease and re-enter the Rental Space if Tenant violates any agreement in this Lease. This is done by eviction. Eviction is a court procedure to remove a tenant. Eviction is started by the filing of a complaint in court and the service of a summons on a tenant to appear in court. Landlord may also evict Tenant for any one of the other grounds of good cause provided by law. After a court order of eviction and compliance with the warrant of removal, Landlord may re-enter and take back possession of the Rental Space. If the cause for eviction is non-payment of Rent, notice does not have to be given to Tenant before Landlord files a complaint. If there is any other cause to evict, Landlord must give Tenant the notice required by law before Landlord files a complaint for eviction.

      Tenant is liable for all damages caused by Tenant's violation of any agreement in this Lease. This includes reasonable attorney's fees and costs.

      After eviction Tenant shall pay the Rent for the balance of the Term or until the Landlord re-rents the Rental Space, if sooner. If the Landlord re-rents the Rental Space for less than Tenant's Rent, Tenant shall pay the difference until the end of the Term. Tenant shall not be entitled to any excess resulting from the re-renting. Tenant shall also pay (a) all reasonable expenses incurred by the Landlord in preparing the Rental space for re-renting and (b) commissions paid to a broker for finding a new tenant.

21. Bankruptcy

      Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) Tenant shall (a) have applied for or consented to the appointment of a receiver, trustee, liquidator, or other custodian of Tenant or any of its properties or assets, (b) be unable to pay its debts generally as they become due or shall have taken any other action which could result in it becoming the subject of an insolvency or


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

bankruptcy proceeding, (c) have made a general assignment for the benefit of creditors, (d) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (e) be adjudicated a bankrupt or insolvent, or (ii) without the acquiescence or consent of Tenant an order, judgment or decree shall have been entered by any court of competent jurisdiction (a) approving as properly filed a petition seeking relief under the United States Bankruptcy Code or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Tenant or all or a substantial part of its properties or assets or (b) appointing a receiver, trustee, liquidator or other custodian or all or a substantial part of its properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period claiming through or under Tenant or by reason of any statute or order of court shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. If this lease shall be assigned in accordance with its terms the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this lease.

22. No Representations by Landlord

      Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other mater or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, applicable zoning, permissible uses, and occupancy requirements, and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

23. Notices

      All notices given under this Lease must be in writing. Each party must accept and claim the notices given by the other. Unless otherwise provided by law, they may be given by (a) personal delivery, or (b) certified mail, return receipt requested. Notices shall be addressed to Landlord at the address written at the beginning of this Lease and to the Tenant at the Rental Space.


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

24. No Waiver

      The Landlord's failure to enforce any agreement in this Lease shall not prevent the Landlord from enforcing the agreement for any violations occurring at a later time.

25. Survival

      If any agreement in this Lease is contrary to law, the rest of the Lease shall remain in effect.

26. End of Term

      At the end of the term, Tenant shall (a) leave the Rental Space clean, (b) remove all of Tenant's property, (c) remove all signs and restore that portion of the Rental Space on which they were placed, (d) repair all damage caused by moving and (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear and tear.

      If Tenant leaves any property in the Rental Space, the Landlord may (a) dispose of it and charge Tenant for the cost of disposal (b) keep it as abandoned property.

27. Binding

      This Lease binds Landlord and Tenant and all parties who lawfully succeed to their rights or take their places.

28. Assignment and Subletting.

      The Tenant shall have the right to assign this Lease or sublet the Premises or any part thereof, to its parent or any affiliate, subsidiary or related entity or any entity into which or with which Tenant is merged or consolidated without limitation and without the consent of Landlord. Landlord shall have the right to approve any other subtenant or assignee, which approval, however, shall not release the Tenant from any liability under this Lease and shall not be unreasonably withheld or delayed.

29. Interruption of Services or use.

      Interruption or curtailment of any service maintained in the building or use of the premises, caused by Force majeure (as defined in Section 31 hereof), shall not entitle the Tenant to any claim against the Landlord or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless the Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay.

30. Broker. Each party represents to the other that no real estate commission is due to any broker or agent as a result of this transaction, and each agrees to hold the other harmless and to


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

indemnify the other against any claims of or liabilities to any broker based on alleged dealings with the indemnifying party.

31. Force Majeure.

      As used in this Lease, the term "Force Majeure" shall mean and include those situations beyond Landlord's control, including by example and not by way of limitations, acts of God; accidents, strikes, shortages of labor, supplies or materials; or inclement weather.

32. Non-Disturbance.

      Landlord will make a good faith attempt upon Tenant's request to obtain a non-disturbance clause from the mortgage lender upon refinancing.

33. Full Agreements

      The parties have read this lease. It contains their full agreement. It may not be changed except with writing signed by Landlord and Tenant. Both parties hereby waive trial by jury of any matters whatsoever arising out of, under or by virtue of this Lease.

Signatures: Landlord and Tenant agree to the terms of the Lease by signing below. If a party is a corporation, this Lease is signed by its proper corporate officers and its corporate seal is affixed.

Witnessed or attest by                  ANT REALTY CORP.

/s/ Santino Montalbano                  by: /s/ Peter Castellana, Jr.
------------------------                   ----------------------------
                                                            Landlord


                                        WESTERN BEEF ROCKAWAY BLVD., INC.

                                        by: /s/ Chris Darrow
------------------------                   ----------------------------
As to Tenant                                                Tenant

                         GUARANTY OF WESTERN BEEF, INC.
                            (A Delaware Corporation)

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord making the Lease with Tenant, Western Beef, Inc. guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant without requiring any notice of non-payment, non-performance or non-observance or proof or notice or demand, whereby to charge Western Beef, Inc. all of which Western Beef, Inc. hereby expressly waives and expressly agreed that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. Western Beef, Inc. further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease and during the period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Landlord to make the Lease and in consideration thereof, Landlord and Western Beef, Inc. covenant and agree that in any action or proceeding brought by either Landlord or Western Beef, Inc. against the other on any matters whatsoever arising out of, under or virtue of the terms of the Lease or of this guarantee that Landlord and Western Beef, Inc. shall and do hereby waive trial by jury.

WITNESS                                   WESTERN BEEF, INC.

                                          by: /s/ Chris Darrow
----------------------                       ----------------------------
                                               GUARANTOR
                                               47-05 Metropolitan Avenue
                                               Flushing, New York

               SCHEDULE OF RENTS FOR LEASE DATED JANUARY 30, 1997,
                  BY AND BETWEEN ANT REALTY, INC., AS LANDLORD
                AND WESTERN BEEF ROCKAWAY BLVD., INC., AS TENANT

      The base monthly rental rate for the demised premises shall be as set forth below and shall be payable the first day of each month:

 1.      2/97 -   1/98            $4,000.00       Per Month
 2.      2/98 -   1/99            $4,000.00       Per Month
 3.      2/99 -   1/2000          $5,625.00       Per Month
 4.      2/2000 - 1/2001          $5,798.97       Per Month
 5.      2/2001 - 1/2002          $5,978.32       Per Month
 6.      2/2002 - 1/2003          $6,163.22       Per Month
 7.      2/2003 - 1/2004          $6,353.83       Per Month
 8.      2/2004 - 1/2005          $6,550.34       Per Month
 9.      2/2005 - 1/2006          $6,752.93       Per Month
10.      2/2006 - 1/2007          $6,961.78       Per Month
11.      2/2007 - 1/2008          $7,177.09       Per Month
12.      2/2008 - 1/2009          $7,399.07       Per Month
13.      2/2009 - 1/2010          $7,627.90       Per Month
14.      2/2010 - 1/2011          $7,863.82       Per Month
15.      2/2011 - 1/2012          $8,107.03       Per Month
16.      2/2012 - 1/2013          $8,357.79       Per Month
17.      2/2013 - 1/2014          $8,616.25       Per Month
18.      2/2014 - 1/2015          $8,882.73       Per Month
19.      2/2015 - 1/2016          $9,157.45       Per Month
20.      2/2016 - 1/20l7          $9,441.67       Per Month

             [Annexed hereto as Exhibit A is the Appraisal Report of
                 Property Appraisal Services, January 30, 1997]


Witnessed or attested by                  ANT REALTY CORP.


                                          by:
--------------------------------             ---------------------------------
As to Landlord                                                        Landlord


                                          WESTERN BEEF ROCKAWAY BLVD., INC.


                                          by: /s/ Chris Darrow
--------------------------------             ---------------------------------
As to Landlord                                                        Landlord